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Report of Independent
Registered Public Accounting
Firm

To the Trustees of DWS Funds
Trust and the Shareholders of
DWS Short Term Bond Fund:

In planning and performing our
audit of the financial statements
of DWS Short Term Bond Fund
(formerly Scudder Short-Term
Bond Fund) (the "Fund"), as of
and for the year ended December
31, 2005, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered
the Fund's internal control over
financial reporting, including
control activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.  A
fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
Such internal control over
financial reporting includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a fund's assets that could have a
material effect on the financial
statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or employees, in the
normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or
combination of control
deficiencies, that adversely
affects the Fund's ability to
initiate, authorize, record, process
or report external financial data
reliably in accordance with
generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the Fund's
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a control deficiency,
or combination of control
deficiencies, that results in more
than a remote likelihood that a
material misstatement of the
annual or interim financial
statements will not be prevented
or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
over financial reporting that
might be significant deficiencies
or material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the Fund's internal
control over financial reporting
and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of December 31, 2005.

This report is intended solely for
the information and use of the
Trustees, management, and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.

February 27, 2006